EXHIBIT 32.2

Certification
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(Chapter 63, Title 18 U.S.C. §1350(a) and (b))

                    Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. §1350(a) and (b)), the undersigned hereby individually certifies in his capacity as an officer of U.S.I. Holdings Corporation (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of and for the periods covered by such Report.

Dated: August 14, 2003	/s/ ROBERT S. SCHNEIDER

Robert S. Schneider Chief Financial Officer

                    The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. §1350(a) and (b)) and is, to the extent permitted by law, provided by the above signatory to the extent of his respective knowledge.

                    A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to U.S.I. Holdings Corporation and will be retained by U.S.I. Holdings Corporation and furnished to the Securities and Exchange Commission or its staff upon request.